UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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ALTERA CORPORATION

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Altera Employee FAQ – July 20, 2015

1.	How does the proposed acquisition affect our 2016 planning?

•	Until the transaction closes, Altera will continue to operate as a separate company and it is business as usual. Planning for 2016 should continue normally.

2.	Why will it take six to nine months from 6/1/15 to close?

•	A specific closing date is hard to pinpoint. A transaction of this size is subject to regulatory approvals in multiple countries, shareholder approval, and customary closing conditions. The total time that it will take is unclear, but we are estimating that the transaction will close in six to nine months from 6/1/15. In parallel to this approval process, the integration teams will take advantage of the time before closing to put plans in place. It is important to highlight that until the acquisition closes,the Altera and Intel integration teams will be planning only and regulatory rules strictly prohibit the execution of the integration plan until the deal closes.

3.	What are the major transaction milestones over the next few months?

•	In the coming months, we can expect several important milestones. These include the filing of the proxy statement, the special meeting of stockholders to vote on the transaction, and filing for and receiving regulatory approvals. We will keep employees informed as much as possible when these milestones occur.

4.	What is the significance of filing the preliminary proxy statement?

•	The filing of the preliminary proxy statement with the U.S. Securities and Exchange Commission (SEC) is a necessary step before we can hold our shareholder meeting to vote on the transaction. The SEC has an opportunity to review the preliminary proxy statement; once that process is completed, we will file a definitive proxy statement with the SEC, which will include the date and time of the stockholder meeting, as well as the record date for stockholders entitled to vote at the meeting. The definitive proxy statement will be distributed to all Altera stockholders.

5.	What is the role of the Altera Integration Planning Team and who are the members?

•	Both Altera and Intel have appointed integration teams who will work together to plan for and ensure a smooth transition once the transaction closes. It is important to note that during the time between sign and close the teams are responsible for planning only – not implementing the plans. Regulatory rules strictly prohibit the execution of the integration plans until the deal closes. John Sakamoto is leading the following team of department integration leads. This group will assemble additional members within their departments as needed.

•	Finance, Facilities - Scott Wylie

•	HR - Jennifer Pasqualini

•	ICE, Software, IP Engineering - Andrew Leaver

•	IT - Shyam Namashivayam

•	Legal - Kim Peterson

•	Marketing, Planning, Business Units - David Greenfield

•	Operations - Terry Barrette

•	PE, Test, Quality - Greg Steinke

•	Sales - Dan Sheehy

6.	How will the Altera Integration Planning Team communicate with employees?

•	The Altera Integration Planning Team is committed to providing regular updates to employees on major transaction milestones and by periodically updating the FAQs. The Intel integration planning team is also committed to providing updates to Altera employees and we will send these out on behalf of Intel.

7.	How will Altera’s brand be affected by the acquisition? Will products retain the same names?

•	As part of the integration process, the Integration Planning Team will develop a plan that will include decisions such as naming and branding.

8.	What can I talk about with colleagues and friends who work at Intel?

•	As is always the case, you may not share confidential information. However, because the announcement and press release are public information, you may discuss this public information with someone you know at Intel. However, neither of you may discuss any specifics about our business, operations or financial performance. Until the transaction is completed, we will continue to operate as separate companies, and you should maintain the confidentiality of any Altera information.

•	With the exception of members of the Altera Integration Planning Team, no Altera employee is permitted to provide Altera information to Intel. The only exceptions are 1) if you are asked to talk to Intel by a member of the Altera Integration Planning Team and 2) if an appropriate NDA is in place in the context of a project or business transaction with Intel that would occur even in the absence of a potential merger (e.g. foundry discussions).

•	If you have any questions as to whether you are authorized to discuss a certain topic with Intel, please ask the Legal Department.

9.	What compensation package may I expect if my position is eliminated as part of the acquisition?

•	Pursuant to the Merger Agreement, for a period of one year following the closing, Intel has agreed to maintain Altera’s current severance practices for any continuing employee who is terminated without cause.

10.	Can I sell Altera stock in the period before the acquisition closes?

•	Yes, provided that you are not subject to a blackout window or in possession of material inside information about Altera, you may trade Altera stock during the period before close, subject to the rules set forth in Altera’s Insider Trading Policy.

11.	Should I continue my professional development and attend trainings like the Altera Sales Process or Altera Fundamentals of Management?

•	Yes, it is business as usual. Developing the capabilities of Altera’s employees is a critical component of our business strategy. Work with your manager and leaders in your organization to identify the skills and experiences that will help you drive Altera’s business goals.

12.	What happens to my 401(k) or ESPP?

•	Until completion of the transaction, Altera continues to be an independent company, and our 401(k) and ESPP programs will continue to operate according to their current policies and requirements. Please note that you will not be able to make a new election to purchase shares in the ESPP or increase your existing election during the current offering period, but you may do so before the next offering period begins, if you wish to do so.

•	Intel will provide information about their 401(k) and ESPP plans at a later date.

13.	How will Altera fit into the existing structure of Intel? What will future organizations look like?

•	We have received many questions about what the future organizations might look like. This is understandable. Since we are being acquired by Intel, they will provide guidance on the important elements of our integration. As it is very early in the process, there are still many decisions to be made. We can say that Intel has informed us that Altera will become an Intel business unit. Intel wants to preserve the value Altera brings; therefore many functions will remain intact.

Additional Information and Where to Find It

Altera Corporation (the “Company”) plans to file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the special meeting of the Company’s stockholders to be held in connection with the transaction (the “Special Meeting”). Promptly after filing its Proxy Statement in definitive form with the SEC, the Company will mail the Proxy Statement to each stockholder entitled to vote at the Special Meeting. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the Proxy Statement and any other documents filed by the Company with the SEC in connection with the Special Meeting at the SEC’s website (http://www.sec.gov), at the transaction website (http://intelacquiresaltera.transactionannouncement.com), at the Company’s website (http://www.Altera.com) (under “Investor”, “SEC Filings”) or by writing to Investor Relations, Altera Corporation, 101 Innovation Drive, San Jose, CA 95134.

The Company, its directors and certain executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction. Information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, together with information regarding Intel or any Intel director or executive officer to the extent they may be deemed participants in the solicitation, will be included in the Proxy Statement and other relevant documents to be filed with the SEC in connection with the Special Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 31, 2015, and in any subsequent Statements of Change in Ownership on Form 4 filed by such individuals with the SEC.

Forward-Looking Statements

This document contains forward-looking statements related to the business combination between Intel and Altera, including statements regarding the benefits and timing of the transaction as well as statements regarding Altera’s products and markets. Forward looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including the following, among others: closing of the transaction may not occur or may be delayed; Altera stockholders may not approve the transaction; litigation related to the transaction or limitations or restrictions imposed by regulatory authorities may delay or negatively impact the transaction and there may be a loss of customers, employees or business partners as a result of the transaction. In addition, please refer to the documents that Altera files with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this document. Readers are cautioned not to put undue reliance on forward-looking statements, and Altera assumes no obligation and does not intend to update these forward-looking statements, whether as a result of new information, future events or otherwise.